Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Endurance Specialty Holdings Ltd. 2005 Sharesave Scheme of our report dated May 14, 2007, with respect to the financial statements of Endurance Specialty Holdings Ltd. 2005 Sharesave Scheme included in this Annual Report (Form 11-K) for the period from February 20, 2006 (commencement date) to December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Hamilton, Bermuda

May 14, 2007